As filed with the U.S. Securities and Exchange Commission on June 12, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HEIDMAR MARITIME HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Marshall Islands	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

89 Akti Miaouli

Piraeus 18538, Greece

+30 216-002-4900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Heidmar Maritime Holdings Corp. 2025 Equity Incentive Plan

(Full title of the plan)

Seward & Kissel LLP

Attention: Keith J. Billotti, Esq.

One Battery Park Plaza

New York, New York 10004

(212) 574-1200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

Explanatory Note

Heidmar Maritime Holdings Corp. (the “Company”, “Heidmar”, “we”, “our” and “us”) is filing this Registration Statement on Form S-8 (this “Registration Statement”) with the United States Securities and Exchange Commission (the “SEC”) to register an aggregate of 5,710,258 common shares, par value $0.001 per share (“common shares”) reserved for issuance under the Heidmar Maritime Holdings Corp. 2025 Equity Incentive Plan (the “Plan”).

This Registration Statement also includes a prospectus (the “Reoffer Prospectus”) prepared in accordance with General Instruction C of Form S-8 and in accordance with the requirements of Part I of Form F-3. This Reoffer Prospectus may be used for reofferings and resales of common shares on a continuous or delayed basis that are “control securities” or “restricted securities” under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder by certain shareholders that are current and former directors, officers, other employees, and consultants of the Company (the “selling securityholders”). As specified in General Instruction C of Form S-8, the number of securities that may be offered or resold by means of the Reoffer Prospectus by each selling securityholder who is an affiliate of the Company, along with any other person(s) with whom he or she is acting in concert for the purpose of selling the Company’s common shares, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act. The inclusion of those common shares in the prospectus does not necessarily represent a present intention to sell any or all those common shares.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The information specified in this Part I of this Registration Statement on Form S-8 (the “Registration Statement”) is omitted from this filing in accordance with the instructions to Part I of the Form S-8. The documents containing the information specified in Part I will be delivered to employees of the Company as required by Rule 428(b)(1). These documents and the documents incorporated herein by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. Requests for such documents should be directed to Heidmar Maritime Holdings Corp., 89 Akti Miaouli Piraeus 18538 Greece, telephone number +30 216-002-4900.

Reoffer Prospectus

593,380 Shares

HEIDMAR MARITIME HOLDINGS CORP.

This reoffer prospectus (“Reoffer Prospectus”) relates to the offer and sale from time to time by the selling shareholders named in this Reoffer Prospectus (the “selling securityholders”), or their permitted transferees, of common shares, par value $0.001 per share (“common shares”), of Heidmar Maritime Holdings Corp. (the “Company” or “Heidmar”). This Reoffer Prospectus covers common shares acquired by or issuable to the selling securityholders pursuant to awards granted or assumed by Heidmar to the selling securityholders under the Heidmar Maritime Holdings Corp. 2025 Equity Incentive Plan (the “Plan”). The selling securityholders may sell up to 593,380 common shares under this Reoffer Prospectus (the “Shares”). We are not offering any of the Shares and will not receive any proceeds from the sale of the Shares by the selling securityholders made hereunder. The selling securityholders are certain of our officers, directors, and employees, certain of whom may be deemed to be an “affiliate” of our company (as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)).

Subject to the satisfaction of any conditions to vesting of the common shares offered hereby pursuant to the terms of the relevant award agreements, the selling securityholders may sell the Shares described in this Reoffer Prospectus in a number of different ways and at varying prices, including sales in the open market, sales in negotiated transactions, and sales by a combination of these methods. The selling securityholders may sell any, all, or none of the Shares and we do not know when or in what amount the selling securityholders may sell their Shares hereunder following the effective date of this registration statement. The price at which any of the Shares may be sold, and the commissions, if any, paid in connection with any such sale, are unknown and may vary from transaction to transaction. The Shares may be sold at the market price of the common shares at the time of a sale, at prices relating to the market price over a period of time, or at prices negotiated with the buyers of Shares. The Shares may be sold through underwriters or dealers which the selling securityholders may select. If underwriters or dealers are used to sell the Shares, we will name them and describe their compensation in a prospectus supplement. We provide more information about how the selling securityholders may sell their Shares in the section titled “Plan of Distribution.” The selling securityholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering that are not borne by the selling securityholders will be borne by us.

Our common shares are listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “HMR.” On June 11, 2025, the last quoted sale price for our common shares as reported on Nasdaq was $1.96.

The number of Shares that may be offered or resold by means of this Reoffer Prospectus by each selling securityholder who is an affiliate of the Company, along with any other person(s) with whom he or she is acting in concert for the purpose of selling the Company’s common shares, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

The U.S. Securities and Exchange Commission (the “SEC”) may take the view that, under certain circumstances, the selling securityholders and any broker-dealers or agents that participate with the selling securityholders in the distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. Commissions, discounts or concessions received by any such broker-dealer or agent may be deemed to be underwriting commissions under the Securities Act. See the section titled “Plan of Distribution.”

Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of the risks of investing in our securities in the section titled “Risk Factors” beginning on page 5 of this Reoffer Prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this Reoffer Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Reoffer Prospectus is June 12, 2025.

You should rely only on the information contained in this Reoffer Prospectus. We have not authorized any other person to provide you with information that is different from that contained in this Reoffer Prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The selling securityholders are offering to sell and seeking offers to buy these securities only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this Reoffer Prospectus is accurate only as of the date of this Reoffer Prospectus, regardless of the time of delivery of this Reoffer Prospectus or of any sale of the Shares. Our business, financial condition, results of operations and prospects may have changed since that date. The selling securityholders are not making an offer of any Shares in any jurisdiction where the offer is not permitted.

i

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Our disclosure and analysis in this prospectus pertaining to our operations, cash flows and financial position, including, in particular, the likelihood of our success in developing and expanding our business, include forward-looking statements. The Private Securities Litigation Reform Act of 1995 (the “PSLRA”), provides safe harbor protections for forward-looking statements in order to encourage companies to provide prospective information about their business. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements, which are other than statements of historical facts.

We are taking advantage of the safe harbor provisions of the PSLRA and are including this cautionary statement in connection therewith. This document and any other written or oral statements made by us or on our behalf may include forward-looking statements, which reflect our current views with respect to future events and financial performance. This prospectus includes assumptions, expectations, projections, intentions and beliefs about future events. These statements are intended as “forward-looking statements.” We caution that assumptions, expectations, projections, intentions and beliefs about future events. These statements are intended as “forward-looking statements.” We caution that assumptions, expectations, projections, intentions and beliefs about future events may and often do vary from actual results and the differences can be material. Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “seeks,” “targets,” “potential,” “continue,” “contemplate,” “possible,” “likely,” “might,” “will,” “would,” “could,” “projects,” “forecasts,” “may,” “should” and similar expressions are forward-looking statements.

All statements in this prospectus that are not statements of either historical or current facts are forward-looking statements. Many of these statements are based on our assumptions about factors that are beyond our ability to control or predict and are subject to risks and uncertainties that are described more fully in “Item 3. Key Information—D. Risk Factors” of our 2024 Annual Report (as defined below). Any of these factors or a combination of these factors could materially affect our future results of operations and the ultimate accuracy of the forward-looking statements. Factors that might cause future results to differ include, but are not limited to, the following:

•	availability of financing and refinancing, our ability to obtain financing and comply with the restrictions and other covenants in our financing arrangements;

•	availability of skilled crew members other employees and the related labor costs;

•	work stoppages or other labor disruptions by our employees or the employees of other companies in related industries;

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the impact of the U.S. presidential and congressional election results effecting the economy, future laws and regulations and trade policy matters, such as the imposition of tariffs and other import restrictions;

•	changes in our operating expenses;

•	planned, pending or recent acquisitions, business strategy and expected capital spending or operating expenses, including drydocking, surveys and upgrades;

•	compliance with governmental, tax, environmental and safety regulation, any non-compliance with U.S. regulations;

•	the impact of increasing scrutiny and changing expectations from investors, lenders and other market participants with respect to our Environmental, Social and Governance policies;

•	Foreign Corrupt Practices Act of 1977 or other applicable regulations relating to bribery;

•	general economic conditions and conditions in the oil industry;

•	the cyclical nature of the shipping industry;

•	general market conditions, including fluctuations in charter hire rates and vessel values;

•	changes in demand for tanker and dry bulk vessel capacity;

•	changes in our operating expenses, including bunker prices, drydocking and insurance costs;

•	the strength of world economies;

•	fluctuations in currencies and interest rates;

•	the volatility of the price of our common shares;

•	the loss of a large customer or significant business relationship;

ii

•

new environmental regulations and restrictions, whether at a global level stipulated by the International Maritime Organization, and/or imposed by regional or national authorities such as the European Union or individual countries;

•	vessel breakdowns and instances of off-hire;

•	potential liability from pending or future litigation;

•	the impact of an interruption in or failure of our information technology and communications systems, including the impact of cyber-attacks, upon our ability to operate;

•	potential conflicts of interest involving members of the Holdings Board and senior management;

•	the failure of counter parties to fully perform their contracts with us;

•	changes in credit risk with respect to our counterparties on contracts;

•	our dependence on key personnel and our ability to attract, retain and motivate key employees;

•	our ability to obtain indemnities from customers;

•	changes in laws, treaties or regulations;

•	our incorporation under the laws of Marshall Islands and the different rights to relief that may be available compared to other countries, including the United States;

•	general domestic and international political conditions of events, including “trade wars”;

•	any further changes in U.S. trade policy that could trigger retaliatory actions by the affected countries;

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potential disruption of shipping routes due to accidents, environmental factors, political events, international hostilities including the ongoing developments in the Ukraine region, acts by terrorists or acts of piracy on ocean-going vessels;

•	the impact of adverse weather and natural disasters;

•	our profitability and growth depend on the demand for shipping vessels and global economic conditions, and the impact of consumer confidence and consumer spending on shipping volume and charter rates;

•	if global economic conditions weaken, it could have a material adverse effect on Heidmar’s business, financial condition and results of operations;

•	if we do not compete successfully with new entrants or established companies with greater resources, its shipping business growth and results of operations may be adversely affected;

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we operate carriers worldwide and, as a result, its business has inherent operational risks, which may reduce its revenue or increase its expenses, and we may not be adequately covered by insurance; and

•	our dependence upon on a limited number of significant pool partners for its managed vessels.

You should not place undue reliance on forward-looking statements contained in this prospectus because they are statements about events that are not certain to occur as described or at all. All forward-looking statements in this prospectus are qualified in their entirety by the cautionary statements contained in this prospectus. These forward-looking statements are not guarantees of our future performance, and actual results and future developments may vary materially from those projected in the forward-looking statements.

Except to the extent required by applicable law or regulation, we undertake no obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict all of these factors. Further, we cannot assess the effect of each such factor on our business or the extent to which any factor, or combination of factors, may cause actual results to be materially different from those contained in any forward-looking statement.

iii

PROSPECTUS SUMMARY

This section summarizes some of the information that is contained later in this prospectus or in other documents incorporated by reference into this prospectus. This summary may not contain all of the information that may be important to you. As an investor or prospective investor, you should review carefully the risk factors and the more detailed information that appears later in this prospectus or is contained in the documents that we incorporate by reference into this prospectus.

The Company

We are a global commercial and technical management company that operates tanker and dry-bulk vessel pools, incorporated under the laws of the Republic of the Marshall Islands and headquartered in Greece.

We are a fast-growing tanker pool company engaged primarily in the commercial management and chartering of crude oil and refined petroleum product tankers. In 2024, tanker vessels commercially managed by Heidmar shipped 29.9 million tons of crude oil and 3.7 million tons of refined petroleum products. Heidmar has also recently expanded its business to offer pool management of dry bulk vessels and technical management. Heidmar operates through subsidiaries incorporated in the Marshall Islands, Singapore, United Kingdom, Dubai and Hong Kong, with planned expansion into Houston, which will allow Heidmar to piggyback on established tanker presence and infrastructure. We also plan to acquire tanker and dry-bulk vessels in the future.

Heidmar’s primary lines of business currently include tanker pooling, commercial and time charters, assisting clients with the buying and selling of ships and technical management services for individual vessels, which includes assistance in technical operations and crewing of the vessel. Under Heidmar’s pool system, Heidmar contracts with vessel owners who elect to enter their vessels into one or more of Heidmar’s pools, each of which operates in a distinct vessel class. Each pool is organized under a respective Heidmar operational pool subsidiary. Once entered into a pool, Heidmar, through various operational subsidiaries, takes over commercial management and charters the vessel to customers mainly in the crude oil and refined petroleum business. In order to service its customers and investors as efficiently as possible, Heidmar has also developed the eFleetWatch® digital platform as part of its business strategy, which provides pool partners with access to all of the data that they require for their own reporting needs.

We have expanded our service offering to include commercial management services for the offshore sector. We have signed a charter agreement with the registered owners of a platform supply vessel (PSV) to lease the PSV for five years with a three one-year extension options. We were awarded a contract on February 7, 2025 to provide a PSV and crew for supply tours in the North Sea. The contract is for five years and has three one-year extension options. We took delivery of the PSV on April 15, 2025.

Our Managed Fleet

The following table sets additional information about our managed fleet as of June 3, 2025:

	Vessel	Type	Built	DWT	Employment	Owner
1	AMORE MIO	VLCC	2022	300,000	Pool(2)	Capital
2	ACHILLEAS	VLCC	2010	297,863	Pool(2)	Capital
3	EVRIDIKI	Suezmax	2007	167,295	Pool(3)	Liquimar
4	ORPHEAS	Suezmax	2007	167,282	Pool(3)	Liquimar
5	AFRODITI	Suezmax	2011	167,000	Pool(3)	Liquimar
6	IASONAS	LR2	2008	115,501	Pool(4)	Liquimar
7	AMFITRITI	LR2	2009	115,404	Pool(4)	Liquimar
8	ADAM	Aframax	2018	113,226	Pool(4)	Capital
9	ALEXANDER	Aframax	2018	113,170	Pool(4)	Capital
10	ALFRED	Aframax	2018	113,159	Pool(4)	Capital
11	ALBERT	Aframax	2019	113,095	Pool(4)	Capital
12	ALKIVIADIS	MR2	2023	50,132	Pool(5)	Capital
13	AGISILAOS	MR2	2023	50,132	Pool(5)	Capital
14	AVAX	MR2	2023	50,132	Pool(5)	Capital
15	ATROTOS	MR2	2023	50,132	Pool(5)	Capital
16	ANIKITOS	MR2	2023	50,132	Pool(5)	Capital
17	AKRISIOS	MR2	2023	50,132	Pool(5)	Capital
18	AMFITRION	MR2	2017	50,102	Pool(5)	Capital
19	VESTA	MR2	2012	49,980	Pool(5)	V Ships
20	ATLANTAS	VLCC	2010	321,300	CMA (1)	Capital
21	CRUDE ZEPHYRUS	Suezmax	2021	156,828	CMA (1)	Metrostar
22	CRUDE LEVANTE	Suezmax	2021	156,828	CMA (1)	Metrostar

23	RAFFLES HARMONY	Aframax	2013	105,405	CMA (1)	Raffles Tankers
24	SANANA	MR1	2016	40,627	CMA (1)	EGPN
25	LONG WIND	VLCC	2011	320,142	As Agents only	Kaelthas Shipping Co.
26	AKADIMOS	Bulk Carrier	2016	207,000	CMA(1)	Capital
27	AMORITO	Bulk Carrier	2012	179,322	CMA(1)	Capital
28	AMIGO II	Bulk Carrier	2011	179,016	CMA(1)	Capital
29	ATTIKOS	Bulk Carrier	2012	178,929	CMA(1)	Capital
30	THYME	Bulk Carrier	2014	82,312	CMA(1)	Capital
31	ROSE III	Bulk Carrier	2013	82,265	CMA(1)	Capital
32	ARGEUS	Bulk Carrier	2013	82,265	CMA(1)	Capital
33	AMEMPTOS	Bulk Carrier	2019	81,107	CMA(1)	Capital
34	AGAMEMNON II	Bulk Carrier	2021	82,212	CMA(1)	Capital
35	AIOLOS	Crude oil/product tanker	2025	115,800	CMA(1)	Capital
36	AISOPOS	Crude oil/product tanker	2025	115,800	CMA(1)	Capital
37	OLYMPIC 1	Small tanker	2019	7,995	As Agents only	Warrior marine
38	OCEANIC FORTUNE	VLCC	2010	320,054	As Agents only	Hong Kong Xiang An
39	ARGEUS	Dual fuel LNG crude tanker	Aug 2025	155,500	*	Capital
40	ARISTOKLIS	Dual fuel LNG crude tanker	June 2026	155,500	*	Capital
41	ARCHELAOS	Dual fuel LNG crude tanker	July 2026	155,500	*	Capital
42	ARISTODIMOS	Dual fuel LNG crude tanker	Oct 2026	155,500	*	Capital
43	AYRTON	Dual fuel LNG crude tanker	Nov 2026	155,500	*	Capital
44	AMOR	Dual fuel LNG crude tanker	Jan 2027	155,500	*	Capital
45	ATHINAGORAS	Dual fuel LNG crude oil/product tanker	Sept 2026	112,500	*	Capital
46	ANDROKLOS	Dual fuel LNG crude oil/product tanker	July 2026	112,500	*	Capital
47	AMFITRION	Crude oil tanker	June 2027	307,000	*	Capital
48	ANEMOS II	Crude oil tanker	Oct 2027	307,000	*	Capital
49	ALEXANDER THE GREAT II	Crude oil tanker	Oct 2027	307,000	*	Capital
50	AKADIMOS	Crude oil tanker	Dec 2027	307,000	*	Capital
51	ACE SUPPLIER	PSV	2027	5,100	CMA(1)	Nestor Shipping S.A.

*	Vessel is being constructed under a newbuild contract between Capital and a shipyard, and Capital has committed to entering that vessel into the Heidmar fleet at the time of delivery.
(1)	Vessel is under Company management through a commercial management agreement between its owner and Heidmar or a Heidmar Subsidiary.
(2)	Vessel operates in the Seadragon Pool.
(3)	Vessel operates in the Blue Fin Pool.
(4)	Vessel operates in the SeaLion Pool.
(5)	Vessel operates in the Dorado Pool.

Our Services

Tanker Pooling and Commercial Management

A pool consists of a group of vessels of similar types and sizes provided by various owners for the purpose of enabling a centralized pool operator to engage those vessels commercially. Pools employ experienced commercial charterers and operators who have close working relationships with customers and brokers. They market the pool as a single group of vessels, primarily in the spot market and for time charters, seeking to secure for the pool participants the highest commercially available earnings per vessel. A pool combines the net revenues of its vessels, with allocation of a participating vessel’s pool earnings based upon its relevant pool points as determined by the pool agreement.

The size and scope of pools enable them to achieve larger economies of scale and to have better negotiating power with procurement vendors (e.g., bunker suppliers, port agents, towing companies, etc.) leading to lower costs for these items. Pools also achieve geographic diversification by deploying their vessels in both Atlantic and Pacific markets while arbitraging from spread opportunities. The diversification in revenue streams due to typically broader shipping capabilities of pool fleet vessels and/or more accessible customer base, alongside payments to pool participants on a set schedule, can stabilize revenues for pool participants, though this may be offset by volatility in spot rates. Furthermore, due to their large fleets, pools can achieve higher utilization of the vessels. Pools also have higher market visibility, which provides them with opportunities not available to smaller tanker market participants. By being able to reduce costs and optimize revenues, pools aim to outperform the industry benchmark indices by utilizing their size and sophistication and improving utilization rates for participating vessels through various methods, including securing backhaul voyages and contracts of affreightment.

The vessels entered into our pools may operate either in the spot market or on time charters.

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Spot Market: A spot market voyage charter is generally a contract to carry a specific cargo from a load port to a discharge port for an agreed freight per ton of cargo or a specified total amount. Spot charter rates fluctuate on a seasonal and year-to-year basis. Fluctuations derive from imbalances in the availability of cargoes for shipment and the number of vessels available at any given time to transport cargoes. Vessels operating in the spot market generate revenue that is less predictable but may enable us to capture increased profit margins during periods of improvements in vessel charter rates.

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Time Charters: Long-term and Medium-Term Contracts: A time charter is a time-bound agreement pursuant to which the shipowner leases the vessel to a charterer for a fixed period, and the vessel owner technically manages the vessel for the charterer. Time charters give vessel owners fixed and stable cash flows and partially mitigate the seasonality of the spot market business, which is generally weaker in the second and third quarters of the year. In the future, we may opportunistically look to enter our managed vessels into time charter contracts should rates become more attractive.

All of our pools function in a similar manner and with a structure that is attractive to pool participants. Each pool has an “Executive Committee,” which is comprised of representatives from each of the pool participants and one representative from Heidmar, to serve as general agent. The Executive Committee meets at least twice a year to make strategic decisions on items such as the chartering of vessels out of the pool, changes in the pool formula and review of the pool’s budget and financial data, which require unanimous consent from existing members, changes in the pool point calculations (as described below) and the entry into long-term contracts. It also determines the benchmark against which the performance of the pool is measured. Except for the unanimous approval needed for new members, voting is allocated based on the number of vessels a member contributes to the pool, with one vote for each vessel contributed plus one vote assigned to the agent. In addition to the Executive Committee, a “Technical Committee” meets a minimum of once and up to twice per year to address issues such as vessel performance, vetting and other operational items.

Each vessel is time chartered to the pool after if it meets the pools’ quality standard or, if it is a new entrant to the tanker markets, after an entry inspection, which helps owners to earn oil company approvals. Revenue sharing is based on relative pool points contributed. A proprietary pool point system monetizes the commercial value of the different trading characteristics of the vessels. The pool point system also aligns the pool members’ interests. Heidmar charges a daily management fee and a commission on gross freight, demurrage, dead freight and miscellaneous revenues, which are included in the voyage expenses of the pool vessels. The net voyage earnings of each vessel represent contributions to the pool. Pool members receive their respective distribution of the pool contributions, based on the pool points of their respective vessels and the operating days their vessels contributed, net of the interest cost, general & administrative and insurance expenses incurred by the pool.

The Offering

This Reoffer Prospectus relates to offer and sales from time to time by the selling securityholders listed in this Reoffer Prospectus, of up to 593,380 common shares acquired by or issuable to selling securityholders pursuant to awards granted or assumed by the Company to the selling securityholders under the Plan. The number of Shares that may be offered or resold by means of this Reoffer Prospectus by each selling securityholder who is an affiliate of the Company, along with any other person(s) with whom he or she is acting in concert for the purpose of selling the Company’s common shares, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

Subject to the satisfaction of any conditions to vesting of the Shares offered hereby pursuant to the terms of the relevant award agreements, and subject to the expiration of any lock-up restrictions pursuant to the Company’s bylaws and/or other agreements, the selling securityholders may from time to time sell, transfer or otherwise dispose of any or all of the Shares covered by this Reoffer Prospectus through underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents.

We will receive none of the proceeds from the sale of the Shares by the selling securityholders. The selling securityholders will bear all sales commissions and similar expenses in connection with this offering. We will bear all expenses of registration incurred in connection with this offering, as well as any other expenses incurred by us in connection with the registration and offering that are not borne by the selling securityholders.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before making an investment in our securities, you should carefully consider all of the information included in this prospectus, the risk factors and all of the other information included in any prospectus supplement and the documents that have been incorporated by reference in this prospectus and any prospectus supplement, including those in “Item 3. Key Information-D. Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2024, filed with the Commission on May 15, 2025 (the “2024 Annual Report”), as updated by annual, quarterly and other reports and documents we file with the Commission after the date of this prospectus and that are incorporated by reference herein. Please see the section of this prospectus entitled “Where You Can Find Additional Information-Information Incorporated by Reference.” The occurrence of one or more of those risk factors could adversely impact our business, financial condition or results of operations.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the Shares hereunder. All of the proceeds from the sale of the Shares offered by the selling securityholders pursuant to this Reoffer Prospectus will be sold by the selling securityholders for their respective accounts. See the sections titled “Selling Securityholders” and “Plan of Distribution” described below.

SELLING SECURITYHOLDERS

We are registering for resale the Shares covered by this Reoffer Prospectus to permit the selling securityholders identified below (and their pledgees, donees, transferees and other successors-in-interest that receive their securities from a securityholder as a gift, partnership distribution or other non-sale related transfer after the date of this Reoffer Prospectus) to resell the shares when and as they deem appropriate. The selling securityholders acquired, or may acquire, these shares from us pursuant to the Plan. The Shares may not be sold or otherwise transferred by the selling securityholders unless and until the applicable awards vest and are exercised, as applicable, in accordance with the terms and conditions of such award agreements under the Plan.

The number of Shares in the column “Number of Shares Being Offered” represents all of the Shares that each selling securityholder may offer under this Reoffer Prospectus. We do not know how long the selling securityholders will hold the Shares before selling them or how many Shares they will sell, and we currently have no agreements, arrangements or understandings with any of the securityholders regarding the sale of any of the resale Shares. The Shares offered by this Reoffer Prospectus may be offered from time to time by the securityholders listed below. We cannot assure you that any of the selling securityholders will offer for sale or sell any or all of the Shares offered by them by this Reoffer Prospectus.

The number of Shares that may be offered or resold by means of this Reoffer Prospectus by each selling securityholder who is an affiliate of the Company, along with any other person(s) with whom he or she is acting in concert for the purpose of selling the Company’s common shares, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

	Number of Common Shares Beneficially Owned Prior to Offering(1)		Number of Shares Being	Number of Common Shares Beneficially Owned After Offering
Securityholders	Number	Percent	Offered**(2)	Number	Percent
Elpiniki Fotiou	53,077	*	53,077	0	0.0
Andreas Konialidis	234,576	*	234,576	0	0.0
Vasileios Loutradis	305,727	*	305,727	0	0.0
Total	593,380	1.0	593,380	0	0.0

*	Represents beneficial ownership of less than 1%.

**

Number of Shares Being Offered” represents the maximum number of Shares that a selling securityholder could sell in a hypothetical sale or sales by such securityholder. Information contained in this Reoffer Prospectus including, without limitation, under the heading “selling securityholders” should not be inferred as representative of a current intention to sell any or all of the Shares listed herein. There can be no assurance that any or all of the Shares listed herein will be sold by the selling securityholders or the timing thereof.

(1)

In computing the number of common shares beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all common shares subject to stock options, restricted stock units or other derivative securities held by that person that are exercisable, vested or convertible as of date of this prospectus or that will become exercisable, vested or convertible within 60 days after date of this prospectus, and based on 58,163,341 common shares outstanding as of June 4, 2025.

(2)

The numbers of common shares reflect all common shares acquired or issuable to a person pursuant to applicable grants previously made under the Plan irrespective of whether such grants are exercisable, vested or convertible as of the date of this prospectus or will become exercisable, vested or convertible within 60 days after the date of this prospectus.

PLAN OF DISTRIBUTION

We are registering the Shares covered by this Reoffer Prospectus to permit the selling securityholders to conduct public secondary trading of the Shares from time to time after the date of this Reoffer Prospectus. We will not receive any of the proceeds from the sale of the Shares offered by this Reoffer Prospectus. The aggregate proceeds to the selling securityholders from the sale of the Shares will be the purchase price of the Shares less any discounts and commissions. We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the Shares covered by this Reoffer Prospectus. The selling securityholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of the Shares to be made directly or through agents.

The Shares offered by this Reoffer Prospectus may be sold from time to time to purchasers:

•	directly by the selling securityholders;

•

through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the selling securityholders or the purchasers of the Shares; or

•	through a combination of any of these methods of sale.

Any underwriters, broker-dealers or agents who participate in the sale or distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions or concessions received by any such broker-dealer or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Such compensation as to a particular underwriter, broker or dealer may be in excess of customary commissions. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Exchange Act. We will make copies of this Reoffer Prospectus available to the selling securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To our knowledge, there are currently no plans, arrangements or understandings between the selling securityholders and any underwriter, broker-dealer or agent regarding the sale of the Shares by the selling securityholders. The Shares may be sold in one or more transactions at:

•	fixed prices;

•	prevailing market prices at the time of sale;

•	prices related to such prevailing market prices;

•	varying prices determined at the time of sale; or

•	negotiated prices.

These sales may be effected in one or more transactions:

•	on any national securities exchange or quotation service on which the common shares may be listed or quoted at the time of sale, including Nasdaq;

•	in the over-the-counter market;

•	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

•

through trading plans entered into by the selling securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this Reoffer Prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	any other method permitted by applicable law; or

•	through any combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

There is no assurance that the selling securityholders will sell all or a portion of the Shares offered hereby. The selling securityholders may agree to indemnify any underwriter, broker, dealer or agent that participates in transactions involving sales of the Shares against certain liabilities in connection with the offering of the Shares arising under the Securities Act.

At the time a particular offering of the Shares is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the selling securityholders, the aggregate amount of Shares being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the selling securityholders and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers.

The selling securityholders will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There can be no assurance that the selling securityholders will sell any or all of the Shares under this Reoffer Prospectus. Further, we cannot assure you that the selling securityholders will not transfer, distribute, devise or gift the Shares by other means not described in this Reoffer Prospectus. In addition, any Shares covered by this Reoffer Prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this Reoffer Prospectus. The Shares may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

The selling securityholders and any other person participating in the sale of the Shares will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Shares by the selling securityholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the particular securities being distributed. This may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares. Once sold under the registration statement of which this Reoffer Prospectus forms a part, the Shares will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Seward & Kissel LLP with respect to matters of Marshall Islands law.

EXPERTS

The consolidated financial statements of Heidmar Maritime Holdings Corp. as of December 31, 2024 and for the period from May 7, 2024 (inception date) to December 31, 2024, incorporated by reference in this Prospectus by reference to Heidmar Maritime Holdings Corp.’s annual report on Form 20-F for the year ended December 31, 2024 have been audited by Deloitte Certified Public Accountants S.A., an independent registered public accounting firm, as stated in their report. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The consolidated financial statements of Heidmar Inc. as of December 31, 2024 and 2023, and for each of the three years in the period ended December 31, 2024, incorporated by reference in this Prospectus by reference to Heidmar Maritime Holdings Corp.’s annual report on Form 20-F for the year ended December 31, 2024 have been audited by Deloitte Certified Public Accountants S.A., an independent registered public accounting firm, as stated in their report. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The office of Deloitte Certified Public Accountants, S.A. is located at Fragoklissias 3a & Granikou Street, Maroussi, Athens 151 25, Greece.

INFORMATION INCORPORATED BY REFERENCE

We hereby incorporate by reference into this Reoffer Prospectus the following documents that we previously filed with the Securities and Exchange Commission (the “SEC”):

(1)

Our latest annual report on Form 20-F for the year ended December 31, 2024 filed with the SEC on May 15, 2025 (the “2024 Annual Report”), which contains audited consolidated financial statements for the most recent fiscal year for which those statements have been filed.

(2)	Our current reports on Form 6-K, filed with the SEC on February 19, 2025, February 20, 2025, February 26, 2025, June 3, 2025 and June 9, 2025.

(3)	The description of our common shares, filed as Exhibit 2.3. to our 2024 Annual Report, including any subsequent amendments or reports filed for the purpose of updating such description.

All documents, reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, that documents, reports and definitive proxy or information statements, or portions thereof, that are furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual reports, current reports, and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Report on Form 20-F, and Current Reports on Form 6-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge by linking directly from our corporate website at www.heidmar.com. These filings will be available as soon as reasonably practicable after we electronically file that material with, or furnish it to, the SEC. Information contained on our website is not part of this prospectus.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates. You should direct requests for documents to Heidmar Maritime Holdings Corp., 89 Akti Miaouli, Piraeus 18538, Greece, +30 21 6002 4900.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Company hereby incorporates by reference into this registration statement (the “Registration Statement”) the following documents that it previously filed with the Securities and Exchange Commission (the “SEC”):

(1)

The Company’s latest annual report on Form 20-F for the year ended December 31, 2024 filed with the SEC on May 15, 2025 (the “2024 Annual Report”), which contains audited consolidated financial statements for the most recent fiscal year for which those statements have been filed.

(2)	The Company’s current reports on Form 6-K, filed with the SEC on February 19, 2025, February 20, 2025, February 26, 2025, June 3, 2025 and June 9, 2025.

(3)	The description of the Company’s common shares, filed as Exhibit 2.3. to the 2024 Annual Report, including any subsequent amendments or reports filed for the purpose of updating such description.

All documents, reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, that documents, reports and definitive proxy or information statements, or portions thereof, that are furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

I. Article VIII of the amended and restated articles of incorporation of Heidmar Maritime Holdings Corp. (the “Corporation”) provides as follows:

Section 1. The Corporation shall indemnify, to the fullest extent permitted by law, any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Section 2. The Corporation shall indemnify, to the fullest extent permitted by law, any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was properly brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court having proper jurisdiction shall deem proper.

II. Section 60 of the Marshall Islands Business Corporation Act provides as follows:

Indemnification of directors and officers:

(1) Actions not by or in right of the corporation. A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of no contest, or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, had reasonable cause to believe that his conduct was unlawful.

(2) Actions by or in right of the corporation. A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not, opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claims, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

(3) When director or officer successful. To the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (1) or (2) of this section, or in the defense of a claim, issue or matter therein, he shall, be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

(4) Payment of expenses in advance. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section.

(5) Indemnification pursuant to other rights. The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

(6) Continuation of indemnification. The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(7) Insurance. A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer against any liability asserted against him and incurred by him in such capacity whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The following Exhibits are filed herewith unless otherwise indicated.

Exhibit Number	Description of Document

4.1	Amended and Restated Articles of Incorporation of Heidmar Maritime Holdings Corp. (incorporated by reference to Exhibit 1.1 of Heidmar Maritime Holdings Corp.’s annual report on Form 20-F filed with the SEC on May 15, 2025)

4.2	Amended and Restated Bylaws of Heidmar Maritime Holdings Corp. (incorporated by reference to Exhibit 1.2 of Heidmar Maritime Holdings Corp.’s annual report on Form 20-F filed with the SEC on May 15, 2025)

5.1	Opinion of Seward & Kissel LLP, Marshall Islands counsel to the Company

23.1	Consent of Deloitte Certified Public Accounts S.A. relating to the financial statements of Heidmar Maritime Holdings Corp.

23.2	Consent of Deloitte Certified Public Accounts S.A. relating to the financial statements of Heidmar Inc.

23.3	Consent of Seward & Kissel LLP, Marshall Islands counsel to the Company (included in Exhibit 5.1)

24.1	Powers of Attorney (included in signature page hereto)

99.1	Heidmar Maritime Holdings Corp. 2025 Equity Incentive Plan

107.1	Filing Fee Table

Item 9. Undertakings.

(a) The undersigned registrant (the “Registrant”) hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

i.	to include any prospectus required by Section 10(a)(3) of the Securities Act;

ii.

to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

iii.

to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

provided, however, that paragraphs (i) and (ii) do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)

that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Greece, on June 12, 2025.

HEIDMAR MARITIME HOLDINGS CORP.

By:	/s/ Pankaj Khanna
Name:	Pankaj Khanna
Title:	Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Keith J. Billotti and Holt Goddard, and both of them, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on the 12 day of June, 2025.

Signature	Title

/s/ Pankaj Khanna	Chief Executive Officer
Pankaj Khanna	(Principal Executive Officer)

/s/ Elpiniki Fotiou	Chief Financial Officer
Elpiniki Fotiou	(Principal Financial Officer)

/s/ John Shelley	Director
John Shelley

/s/ Niovi Iasemidi	Director
Niovi Iasemidi

/s/ André Lockhorst	Director
André Lockhorst

/s/ Vasileios Loutradis	Director
Vasileios Loutradis

/s/ Andreas Konialidis	Director
Andreas Konialidis

Authorized Representative

Pursuant to the requirements of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of the aforementioned Registrant, have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of Delaware on June 12, 2025.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative